Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2005 relating to the financial statements of Imperial Tobacco Group plc which appears in Imperial Tobacco Group plc’s Annual Report on Form 20-F for the year ended September 30, 2004

/s/ PRICEWATERHOUSECOOPERS LLP

Bristol, United Kingdom

April 26, 2005